Exhibit 8.2

[Simpson Thacher & Bartlett LLP Letterhead]

[Form of Opinion]

[  ] , 2015

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08
Bermuda

Re: Axis/ PartnerRe Amalgamation

Ladies and Gentlemen:

We have acted as counsel to Axis Capital Holdings Limited, a Bermuda exempted company (“AXIS”), in connection with the Agreement and Plan of Amalgamation, dated as of January 25, 2015 (including the exhibits thereto, the “Amalgamation Agreement”), by and among AXIS and PartnerRe  Limited, a Bermuda exempted company (“PartnerRe”),  pursuant to which AXIS and PartnerRe shall amalgamate (the “Amalgamation”) and continue as a Bermuda exempted company (the “Amalgamated Company”), upon the terms and subject to the conditions of the Amalgamation Agreement. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Amalgamation Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-[]) (as amended, the “Registration Statement”) filed by PartnerRe and AXIS with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed transactions pursuant to the Amalgamation Agreement and to which this opinion appears as an exhibit.

We have examined (i) the Amalgamation Agreement, (ii) the Registration Statement and (iii) the representation letters of AXIS and PartnerRe delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Amalgamation will be effected in accordance with the Amalgamation Agreement, (ii) the statements concerning the Amalgamation set forth in the Amalgamation Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the Amalgamation is a statutory amalgamation effected in accordance with the Companies Act 1981 of Bermuda, as amended, (iv) the Amalgamation meets the requirements of United States Treasury Regulations Section 1.368-2(b)(1)(ii), (v) the representations made by AXIS and PartnerRe in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (vi) any representations made in the Amalgamation Agreement or the Representation Letters “to the knowledge of”, or based on the belief of AXIS or PartnerRe or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Amalgamation Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Amalgamation under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP